SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                 ------------


                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 or 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: February 27, 1997


                        RESOURCE MORTGAGE CAPITAL, INC.
              (Exact Name of Registrant as Specified in Charter)


Virginia                   1-9819                            52-1549373
(State or Other       (Commission File Numb                   (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)


                       10900 Nuckols Road, Richmond, Virginia 23060
                      (Address of Principal Executive Offices) (Zip Code)



      Registrant's telephone number, including area code: (804) 217-5800


                   4880 Cox Road, Glen Allen, Virginia 23060
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      Attached as Annex A are the consolidated financial statements of Resource Mortgage Capital, Inc., and the independent auditor's report thereon, for the year ended December 31, 1996.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          RESOURCE MORTGAGE CAPITAL, INC.


February 27, 1997           By: /s/ Thomas H.  Potts
                                --------------------

                                   Thomas H. Potts
                                   President

                                          Annex A to Form 8-K

















                        Resource Mortgage Capital, Inc.

                       Consolidated Financial Statements

                          December 31, 1996 and 1995

CONSOLIDATED BALANCE SHEETS
RESOURCE MORTGAGE CAPITAL, INC.

December 31, 1996 and 1995
(amounts in thousands except share data)



ASSETS                                           1996       1995
                                                --------   --------

Investments:
   Portfolio assets:
       Collateral for collateralized bonds      $2,702,294 $1,028,935
       Mortgage securities                      892,037    2,149,416
       Other                                    96,236     27,585
   Loans held for securitization                265,537    220,048
                                                --------   --------
                                                3,956,104  3,425,984

Cash                                            11,396     22,229
Accrued interest receivable                      8,078     14,851
Other assets                                    11,879     26,974
                                                ========   ========
                                                $3,987,457 $3,490,038
                                                 ========   ========


LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Collateralized bonds                         $ 2,519,70  $ 949,139
Repurchase agreements                           756,448  1,983,358
Notes payable                                   177,124    154,041
Accrued interest payable                         2,717      5,278
Other liabilities                               27,843     43,399
                                                --------   --------
                                                3,483,840  3,135,215
                                                 --------   --------

SHAREHOLDERS' EQUITY

Preferred stock, par value $.01 per share,
 50,000,000 shares authorized:
      9.75% Cumulative Convertible Series A,
        1,552,500 issued and outstanding,       35,460     35,460
respectively
      9.55% Cumulative Convertible Series B,
        2,196,824 issued and outstanding,       51,425     51,425
respectively
      9.73% Cumulative Convertible Series C,
        1,840,000 and none issued and           52,740          -
outstanding, respectively
Common stock,  par value $.01 per share,
50,000,000 shares authorized,
  20,653,593 and  20,198,654  issued and           207        202
outstanding, respectively
Additional paid-in capital                      291,637    281,508
Net unrealized gain (loss) on investments       64,402     (4,759)
available-for-sale
Retained earnings (deficit)                      7,746     (9,013)
                                                           --------
                                                --------
                                                503,617    354,823
                                                --------   --------
                                                $3,987,457  $3,490,038
                                                 ========   ========
See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
RESOURCE MORTGAGE CAPITAL, INC.

Years ended December 31, 1996, 1995 and
1994
(amounts in thousands except share data)
                                           1996     1995     1994
                                           ------- -------- --------

Interest income:
     Collateral for collateralized bonds   148,675$ 61,007   $33,719
     Mortgage securities                   129,253 161,889   157,701
     Other portfolio assets                4,700      2,637      765
     Loans held for securitization         29,439    28,349   35,121
                                           ------- -------- --------
                                           312,067 253,882   227,306
                                           ------- -------- --------

Interest and related expense:
     Collateralized bonds                  117,070  50,984    32,840
     Repurchase agreements                 105,970  142,474  134,791
     Notes payable                           8,195   11,186    6,189
     Other                                   2,819    3,931    6,998
     Provision for losses                    3,106    2,888    2,124
                                           ------- -------- --------
                                           237,160   211,463   182,942
                                           ------- -------- --------

Net interest margin                        74,907   42,419     44,364


Gain on sale of single-family mortgage     17,285       -        -
operations
Gain on sale of assets, net of associated     503    9,651    27,723
costs
Other income                                1,116    2,963    1,454
General and administrative expenses        (20,763) (18,123) (21,284)
                                           ------- -------- --------

Net income                                 $73,048   $36,910   $ 52,257

                                           ======= ======== ========

Net income                                 $ 73,04  $ 36,910  $52,257

Dividends on preferred stock               (10,009) (2,746  )   -
                                           =======  ========   ========
Net income available to common             $63,039  $ 34,164   $52,257
shareholders
                                           ======= ======== ========

Per common share:
     Primary                               $ 3.08 $   1.70  $2.64

                                           ======= ======== ========
     Fully diluted                         $       $        $
                                            2.96     1.70     2.64
                                           ======= ======== ========


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS'
EQUITY
RESOURCE MORTGAGE CAPITAL,
INC.

Years ended December 31, 1996, 1995 and 1994 (amounts in thousands except share data)


Years ended December 31,
1996, 1995 and 1994
(amounts in thousands except
share data)

                                                                             Net Unrealized
                                                             Additional       Gain (Loss)       Retained
                                       Preferred    Common     Paid-in       on Investments     Earnings
                                         Stock       Stock     Capital     Available-for-Sale   (Deficit)     Total
                                      ------------------------------------------------------------------------------------

Balance at December 31, 1993               $ -   $  193     $  259,622          $ -            $ (6,783)     $ 253,032


Issuance of common stock                       -            8     19,674                  -           -           19,682
Net income - 1994                              -          -           -                   -        52,257         52,257
Change in net unrealized loss
    on investments available-for-sale          -          -           -                (72,678)       -          (72,678)
Dividends on common stock
    at $2.76 per share                         -          -                               -       (54,822)       (54,822)
                                                                  -
                                      ------------------------------------------------------------------------------------
Balance at December 31, 1994                   -          201    279,296               (72,678)    (9,348)       197,471

Issuance of common stock                         -          1      2,212                    -           -          2,213
Series A preferred stock issued,
    net of issuance costs                   35,460          -                               -           -         35,460
                                                             -
Series B preferred stock issued,
    net of issuance costs                   51,425          -                               -           -         51,425
                                                             -
Net income - 1995                                -          -                               -      36,910         36,910
                                                             -
Change in net unrealized loss
    on investments available-for-sale            -          -                           67,919          -         67,919
                                                             -
Dividends on common stock
    at $1.68 per share                           -          -                               -     (33,829)       (33,829)
                                                             -
Dividends on preferred stock                     -          -                               -      (2,746)        (2,746)
                                                             -
                                      ------------------------------------------------------------------------------------
Balance at December 31, 1995                86,885        202    281,508                (4,759)    (9,013)       354,823

Issuance of common stock                         -          5     10,129                    -           -         10,134
Series C preferred stock issued,
    net of issuance costs                   52,740          -                               -           -         52,740
                                                             -
Net income - 1996                                -          -                               -      73,048         73,048
                                                             -
Change in net unrealized loss
    on investments available-for-sale            -          -                           69,161          -         69,161
                                                             -
Dividends on common stock
    at $2.27 per share                           -          -                               -     (46,280)       (46,280)
                                                             -
Dividends on preferred stock                     -          -                               -     (10,009)       (10,009)
                                                             -
                                      ====================================================================================
Balance at December 31, 1996             $ 139,625       $ 207    $  291,637        $   64,402   $  7,746     $  503,617

                                      ====================================================================================


CONSOLIDATED STATEMENTS OF CASH FLOWS
RESOURCE MORTGAGE CAPITAL, INC.

Years ended December 31, 1996, 1995 and
1994
(amounts in thousands)

                                            1996      1995      1994
                                          --------- --------- ---------
Operating activities:
   Net income                             $ 73,048  $36,910    $52,257

   Adjustments to reconcile net income
to net cash
     provided by (used for) operating
activities:
       Provision for losses                  3,106     2,888     2,124
       Net gain from sale of portfolio        (503 )  (2,276 )  (7,685 )
assets
       Gain on sale of single-family       (17,285 )       -         -
operations
       Amortization and depreciation        23,046    14,091     8,006
       Net increase in accrued
interest, other
        assets and other liabilities       (22,891 )  (9,920 )  (3,006 )
       Other                                     -    (2,639 )  (2,092 )
                                          --------- --------- ---------
          Net cash provided by              58,521    39,054    49,604
operating activities
                                          --------- --------- ---------

Investing activities:
   Collateral for collateralized bonds:
       Fundings of loans subsequently     (1,571,95)(708,954 ) (77,917 )
securitized
       Principal payments on collateral    464,478   205,150   120,088
       Net change in funds held by           3,056       952    12,917
trustees
                                          --------- --------- ---------
                                          (1,104,42)(502,852 )  55,088

   Net (increase) decrease in loans        (60,005 ) 307,019   275,700
held for securitization
   Purchase of collateralized bonds, net         -         -    (1,890 )

   Purchase of other portfolio assets      (33,319 ) (15,665 ) (16,872 )
   Payments on other portfolio assets       12,117     4,939        13
   Purchase of mortgage securities        (106,510 )(432,885 )(890,170 )
   Principal payments on mortgage          305,112   260,850   436,351
securities
   Proceeds from sales of mortgage         505,708   634,364   251,454
securities
   Proceeds from sale of single-family      20,413         -         -
operations
   Capital expenditures                     (3,162 )    (911 )  (1,990 )
                                          --------- --------- ---------
          Net cash (used for) provided    (464,067 ) 254,859   107,684
by investing activities
                                          --------- --------- ---------

Financing activities:
   Collateralized bonds:
       Proceeds from issuance of          2,060,402  678,121    68,972
securities
       Principal payments on securities (448,238 )(174,150 )(131,452 )

                                         --------- --------- ---------
                                          1,612,164  503,971   (62,480 )

   Repayments of borrowings, net          (1,228,60)(847,624 ) (48,283 )
   Proceeds from stock offerings, net       62,874    89,097    19,682
   Dividends paid                          (51,721 ) (25,042 ) (59,842 )
                                          --------- --------- ---------
          Net cash provided by (used       394,713  (279,598 )(150,923 )
for) financing activities
                                          --------- --------- ---------

Net (decrease) increase in cash            (10,833 )  14,315     6,365
Cash at beginning of year                   22,229     7,914     1,549
                                          ========= ========= =========
Cash at end of year                       $ 11,396  $22,229    $7,914

                                          ========= ========= =========

See notes to consolidated financial statements.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
RESOURCE MORTGAGE CAPITAL, INC.

December 31, 1996, 1995 and 1994
(amounts in thousands except share data)


NOTE 1 - THE COMPANY
The Company is a mortgage and consumer finance company which uses its loan production operations to create investments for its portfolio. The Company originates or purchases mortgage loans and consumer installment loans throughout the United States. Currently, the Company's primary production operations include the origination of mortgage loans secured by multi-family properties and the origination of loans secured by manufactured homes. The Company will securitize the loans funded principally as collateral for collateralized bonds, limiting its credit risk and providing long-term financing for those loans securitized. The Company may also use other securitization vehicles for its loan production, such as pass-through securities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements include the accounts of Resource Mortgage Capital, Inc., its wholly owned subsidiaries (together, Resource Mortgage) and certain other affiliated entities (collectively, the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Certain amounts for 1995 and 1994 have been reclassified to conform to the presentation for 1996.

Federal Income Taxes
Resource  Mortgage  has  elected to be taxed as a real estate  investment  trust
(REIT) under the Internal Revenue Code. As a result, Resource Mortgage generally will not be subject to federal income taxation at the corporate level to the extent that it distributes at least 95 percent of its taxable income to its shareholders and complies with certain other requirements. No provision has been made for income taxes for Resource Mortgage and its qualified REIT subsidiaries in the accompanying consolidated financial statements, as Resource Mortgage believes it has met the prescribed distribution requirements.

Portfolio Assets
Collateral for Collateralized Bonds. Collateral for collateralized bonds consists of single-family and multi-family mortgage loans which have been pledged to secure collateralized bonds. Loans are carried at their outstanding principal balances, net of unamortized premiums and discounts.

Mortgage  Securities.  Mortgage securities consist of adjustable-rate  mortgage
securities  (ARMs),   fixed-rate  mortgage   securities,   mortgage  derivative
securities and mortgage residual interests.

Other Portfolio Assets. Other portfolio assets consists of a note receivable at December 31, 1996 of $47,500 received in connection with the sale of the Company's single-family mortgage operations in May 1996 (see Note 11), financing lease receivables and single-family homes leased to home builders. Other portfolio assets are considered held to maturity and are therefore reported at their amortized cost basis.

Available-for-Sale Investments. Pursuant to the requirements of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company has classified collateral for collateralized bonds and mortgage securities as available-for-sale. These portfolio assets are therefore reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity. The basis of any securities sold is computed using the specific identification method. Any of these investments may be sold prior to maturity to support the Company's investment strategies.

Loans Held for Securitization
Loans held for securitization at December 31, 1996 include mortgage loans secured by multi-family and single-family residential properties and installment loans secured by manufactured homes. These loans were originated through the Company's loan production operations and will generally be securitized as collateral for collateralized bonds. These loans are carried at their unpaid principal balance, net of any unamortized discount or premium and adjusted for deferred hedging gains or losses, if any.

Price Premiums and Discounts
Price premiums and discounts on mortgage securities, collateral for collateralized bonds and collateralized bonds are deferred as an adjustment to the basis of the related investment or obligation and are amortized into interest income or expense, respectively, over the life of the related investment or obligation using the effective yield method adjusted for the effects of prepayments.

Deferred Issuance Costs
Costs incurred in connection with the issuance of collateralized bonds are deferred and amortized over the estimated lives of the collateralized bonds using the interest method adjusted for the effects of prepayments. These costs are included in the carrying value of the collateral for collateralized bonds.

Hedging Instruments
The nature of the Company's investment and financing strategies expose the Company to interest rate risk. Interest rate cap agreements may be utilized to limit the Company's risks related to the financing of certain investments should short-term interest rates rise above specified levels. The amortization of the cost of such interest rate cap agreements will reduce net interest margin on the related investment over the lives of the interest rate cap agreements. The remaining unamortized cost is included with the related investment in the consolidated balance sheets. The Company may also enter into financial futures and options contracts and interest rate swaps to moderate the interest rate risks inherent in the financing of its mortgage securities. Revenues or costs associated with financial futures and options contracts are recognized in income or expense in a manner consistent with the accounting for the asset or liability being hedged. Revenues and costs associated with interest rate swaps are recorded as adjustments to interest expense on the financing obligation being hedged.

The Company may also enter into forward delivery contracts and into financial futures and options contracts for the purpose of reducing exposure to the effect of changes in interest rates on loans which the Company has funded or committed to fund. Gains and losses on such contracts are either (i) deferred until such time the related loans are sold, or (ii) deferred as an adjustment to the carrying value of the related loan and amortized into income over the life of the loan using the effective yield method adjusted for the effects of prepayments.

Cash
Approximately $6,600 and $5,400 of cash at December 31, 1996 and 1995, respectively, is restricted for the payment of premiums on various insurance policies related to certain mortgage securities, or is held in trust to cover losses not otherwise covered by insurance. Cash at December 31, 1995 also included approximately $15,300 of deposits in-transit from repurchase agreement counterparties or the trustee for certain mortgage securities pledged as collateral for repurchase agreements.

Net Income Per Common Share
Net income per common share as shown on the consolidated statements of operations for the years ended December 31, 1996, 1995 and 1994 is presented on both a primary net income per common share and fully diluted net income per common share basis. Fully diluted net income per common share assumes the conversion of the convertible Preferred Stock into common stock, using the if-converted method, and dilutive Stock Appreciation Rights, using the Treasury Stock method. The average number of shares is increased by the assumed conversion of convertible items, but only if these items are dilutive. For the year ended December 31, 1996 only, the Company's Preferred Stock and Stock
Appreciation Rights were dilutive. The Preferred Stocks are convertible to shares of common stock on a one-for-one basis. The following table summarizes the average number of shares of common stock and equivalents used to compute primary and fully diluted net income per common share for the years ended December 31, 1996, 1995 and 1994:

-----------------------------------------------------------
                            Year ended December 31,
                         1996         1995         1994
                      ------------ ------------ -----------

    Primary            20,444,790   20,122,772  19,829,609
                      ============ ============ ===========

    Fully diluted      24,662,677   20,122,772  19,829,609

                      ============ ============ ===========

-----------------------------------------------------------


Stock Appreciation Rights
In January 1996, the Company adopted Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (FAS No. 123). FAS No. 123 establishes a fair value based method of accounting for stock-based compensation plans. FAS No. 123 permits entities to expense an estimated fair value of employee stock options or to continue to measure compensation cost for these plans using the intrinsic value accounting method contained in APB Opinion No. 25. As the Company issues only stock appreciation rights pursuant to various stock incentive plans which are currently paid in cash, the impact of adopting FAS No. 123 did not result in a material change to the Company's financial position or results of operations.


Use of Estimates
Fair Value. The Company uses estimates in establishing fair value for its investments available-for-sale. Estimates of fair value for most investments are based on market prices provided by certain dealers. Estimates of fair value for certain other investments are determined by calculating the present value of the projected net cash flows of the instruments using appropriate discount rates and credit loss assumptions. The discount rates used are based on management's estimates of market rates, and the net cash flows are projected utilizing the current interest rate environment and forecasted prepayment rates. Estimates of fair value for all remaining investments available-for-sale are based primarily on management's judgment. Since the fair value of the Company's investments available-for-sale are based on estimates, actual gains and losses recognized may differ from those estimates recorded in the consolidated financial statements. The fair value of all on- and off-balance sheet financial instruments is presented in Notes 3 and 9.

Allowance for Losses. As discussed in Note 4, the Company has retained credit risk on certain securitized loans. An allowance for losses has been estimated and established for the credit risk retained based on management's judgment. The allowance for losses is evaluated and adjusted periodically by management based on the actual and projected timing and amount of potential credit losses, as well as industry loss experience. Provisions made to increase the allowance related to the credit risk retained is presented as "Provision for Losses" in the accompanying financial statements. The Company's actual credit losses may differ from those estimates used to establish the allowance.

Other Mortgage Securities. Income on certain other mortgage securities is accrued using the effective yield method based upon estimates of future net cash flows to be received over the estimated remaining lives of the mortgage securities. Estimated effective yields are changed prospectively consistent with changes in current interest rates and current prepayment assumptions on the underlying mortgage collateral used by various dealers in mortgage-backed securities. Reductions in carrying value are made when the total projected cash flow is less than the Company's basis, based on either the dealers' prepayment assumptions or, if it would accelerate such adjustments, management's expectations of interest rates and future prepayment rates.

NOTE 3 - PORTFOLIO ASSETS
Collateral for Collateralized Bonds and Mortgage Securities The following table summarizes the Company's amortized cost basis and fair value of portfolio assets classified as available-for-sale at December 31, 1996 and 1995, and the related average effective interest rates (calculated for the month ended December 31, 1996 and 1995, and excluding unrealized gains and losses):

------------------------------------------------------------------
                                 1996                 1995
------------------------------------------------------------------
                                     Effective            Effective
                                     Interest             Interest
                           Fair       Rate      Fair       Rate
                            Value                Value
------------------------------------------------------------------
Collateral for
collateralized bonds:
   Amortized cost          $2,668,633 7.9%      $1,012,399 8.4%
   Allowance for losses     (31,732 )              (1,800)
                           --------             ---------
     Amortized cost, net   2,636,901            1,010,599
   Gross unrealized          73,696                20,208
gains
   Gross unrealized          (8,303 )              (1,872)
losses
------------------------------------------------------------------
                           $2,702,294           $1,028,935
------------------------------------------------------------------

Mortgage Securities:
   Adjustable-rate         $780,259   6.9%     $2,087,435 6.8%
mortgage securities
   Fixed-rate mortgage       29,505   10.9%        35,074  7.9%
securities
   Other mortgage            88,198   16.4%        56,190  15.6%
securities
                           --------             ---------
                            897,962             2,178,699
   Allowance for losses      (4,934 )              (6,188)
                           --------             ---------
       Amortized cost,      893,028             2,172,511
  net
   Gross unrealized          23,591                22,488
gains
    Gross unrealized losses (24,582 )             (45,583)
------------------------------------------------------------------
                           $892,037              $2,149,416

------------------------------------------------------------------

Collateral for collateralized bonds. Collateral for collateralized bonds consists of adjustable-rate and fixed-rate mortgage loans secured by first liens on single-family and multi-family residential housing. All collateral for collateralized bonds is pledged to secure repayment of the related debt obligation. All principal and interest (less servicing related fees) on the collateral is remitted to a trustee and is available for payment on the bond obligation. The Company's exposure to loss on collateral for collateralized bonds is limited to its net investment, as collateralized bonds are non-recourse to the Company. The Company may also be exposed to losses from prepayments of the underlying loans to the extent of unamortized net premium on the loans or deferred costs related to the issuance of the collateralized bonds.

The components of collateral for collateralized bonds at December 31, 1996 and 1995 are as follows:

        --------------------------------------------
                                    1996     1995
        --------------------------------------------
        Mortgage collateral, net
        of allowance             $2,555,903 $974,380
        Funds held by trustees       2,637    3,056
        Accrued interest            18,575    7,801
        receivable
        Unamortized premiums and    55,833   22,107
        discounts, net
        Deferred issuance costs      3,953    3,255
        Unrealized gain             65,393   18,336
        --------------------------------------------
                               $ 2,702,294 $1,028,935

        --------------------------------------------



Adjustable-Rate Mortgage Securities. ARMs consist of mortgage certificates secured by adjustable-rate mortgage loans.

Fixed-Rate Mortgage Securities. Fixed-rate mortgage securities consist of mortgage certificates secured by mortgage loans that have a fixed rate of interest for at least one year from the balance sheet date.

Other Mortgage Securities. Other mortgage securities include primarily mortgage derivative securities and mortgage residual interests. Mortgage derivative securities are classes of collateralized bonds, mortgage pass-through certificates, or mortgage certificates that pay to the holder substantially all interest (i.e., an interest-only security), or substantially all principal (i.e., a principal-only security). Mortgage residual interests represent the right to receive the excess of (i) the cash flow from the collateral pledged to secure related mortgage-backed securities, together with any reinvestment income thereon, over (ii) the amount required for principal and interest payments on the mortgage-backed securities or repurchase arrangements, together with any related administrative expenses.

Sale of Securities. Proceeds from sales of mortgage securities totaled $505,708 in 1996, compared to $634,364 in 1995. Gross gains of $4,489 in 1996 and $15,513 in 1995, and gross losses of $6,887 in 1996 and $13,237 in 1995, were realized on those sales. Gross realized losses in 1996 includes the reduction of the basis in certain other mortgage securities recorded as writedowns for permanent impairment as expectations of future prepayments rates would result in the Company receiving less cash than its current basis in those investments. The adjustment recorded by the Company was $1,460 and is included in the net gain on sale of assets in the accompanying financial statements. Gross realized gains for 1995 includes the recognition of the Company's basis in the repurchase obligation related to convertible adjustable-rate mortgage loans previously securitized or sold as a result of the transfer of this obligation to a third party.

NOTE 4 - ALLOWANCE FOR LOSSES ON PORTFOLIO ASSETS

The following table summarizes the activity for the allowance for losses on portfolio assets for the years ended December 31, 1996 and 1995:

   -----------------------------------------------------------------
                                    1996                1995
   -----------------------------------------------------------------
   -----------------------------------------------------------------
                            Collateral              Collateral
                            for         Mortgage   for        Mortgage
                            collateral  Securities collateral Securities
                              bonds                 bonds
   -----------------------------------------------------------------
   Beginning balance           $1,800   $ 6,188  $   -     $ 8,703

   Provision for losses
                              2,300      700      1,800     1,088
   Provision recorded due
   to  sale of                                          -        -
     single-family           29,434     1,600
   operations (see Note 11)
   Losses charged-off, net                                  (3,603)
                             (1,802)   (3,554)      -
   -----------------------------------------------------------------
                              $31,732    $4,934  $ 1,800    $ 6,188

   -----------------------------------------------------------------

The Company has limited exposure to credit risk retained on loans which it has securitized through the issuance of collateralized bonds. The aggregate loss exposure is generally limited to the Company's net investment in these collateralized bonds, excluding price premiums and discounts and hedge gains and losses. The Company only incurs credit losses to the extent that losses are incurred in the repossession, foreclosure and sale of the underlying collateral. Such losses generally equal the excess of the principal amount outstanding plus servicer advances, less any proceeds from mortgage or hazard insurance, over the liquidation value of the collateral. An allowance for losses, which is based on industry and Company experience, has been established for estimated potential losses over the expected life of these securities. The allowance for losses for collateralized bonds is included in collateral for collateralized bonds in the accompanying consolidated balance sheets.

On certain mortgage securities collateralized by mortgage loans purchased by the Company for which mortgage pool insurance is used as the primary source of credit enhancement, the Company has limited exposure to certain credit risks such as fraud in the origination and special hazard not covered by such insurance. An allowance was established based on the estimate of losses at the time of securitization. The Company has not significantly utilized pool insurance as a form of credit enhancement since 1993. Accordingly, the Company's exposure to such potential losses is declining as the remaining outstanding securities pay-down. The allowance for losses for mortgage securities is included in mortgage securities in the accompanying consolidated balance sheets.

The allowance for losses is evaluated and adjusted periodically by management based on the actual and estimated amount of potential credit losses, as well as industry and Company loss experience.

NOTE 5 - LOANS HELD FOR SECURITIZATION
The following table summarizes the Company's loans held for securitization at December 31, 1996 and 1995, respectively.

   ----------------------------------------------------
                                        1996    1995
   ----------------------------------------------------

   Secured by multi-family
   residential properties            $208,230 $  7,786
   Secured by manufactured homes       40,745        -
   Secured by single-family            21,735  190,898
   residential properties
                                       ------- --------
                                       270,710 198,684
   Net premium (discount)              (5,173)  21,364
   ----------------------------------------------------
                                    $ 265,537  $220,048

   ----------------------------------------------------


The Company originates fixed-rate loans secured by first mortgages or deeds of trust on multi-family residential properties. The Company also originates fixed-rate and adjustable-rate installment loans on manufactured homes which are secured by either a UCC filing or a title. Prior to the sale of its single-family operations (see Note 11), the Company purchased and originated fixed-rate and adjustable-rate loans secured by first mortgages or first deeds of trust on single-family attached or detached residential properties. Subsequent to the sale, the Company is prohibited through March 2001 from purchasing through correspondent relationships or originating through a wholesale network certain types of single-family mortgage loans.

Net premium (discount) on loans held for securitization includes premium paid and discount obtained on loans held for securitization. Additionally, the net premium (discount) is adjusted by the gains and losses generated from corresponding hedging transactions, primarily used to protect the pipeline of commitments to fund loans. The net premium (discount) is deferred as an adjustment to the carrying value of the loans until the loans are securitized or sold.

The Company funded mortgage loans with an aggregate principal balance of $744,001, $893,953 and $2,861,443 during 1996, 1995 and 1994, respectively.
Additionally, the Company made bulk loan purchases totaling $731,460 and $22,433 in 1996 and 1995 respectively.

At December 31, 1996, a portion of the loans secured by single-family residential properties consists of loans delinquent in excess of 90 days and not covered by mortgage pool insurance. These loans were funded prior to the sale of the single-family mortgage operations, and were not subsequently securitized due to delinquency issues. The Company recorded a provision for losses of $2,636 at the time of the sale of the single-family mortgage operations in May 1996. During 1996, losses on loans totaling $520 were charged-off to the allowance, and the balance of the allowance at December 31, 1996 and 1995 was $2,290 and $174, respectively. The remaining balance of single-family residential loans includes loans repurchased from mortgage pass-through securities issued by the Company in prior years and which have mortgage pool insurance to cover losses.

NOTE 6 - COLLATERALIZED BONDS

he components of collateralized bonds along with certain other information at December 31, 1996 and 1995 are summarized below:

       --------------------------------------------------------
                                1996               1995
       --------------------------------------------------------
       --------------------------------------------------------
                         Bonds       Range of  Bonds       Range
                         Outstanding Interest  Outstanding of
                                      Rates               Interest
                                                          Rates
       --------------------------------------------------------
       Variable-rate     $ 2,288,709  5.5% -  $680,993    5.9% -
       classes                     6.0%                     6.4%
       Fixed-rate                 6.5% -      253,183    6.5% -
       classes            220,185   11.5%                   15.0%
       Accrued interest     4,688               3,021
       payable
       Unamortized          6,126              11,942
       premium
       --------------------------------------------------------
                         $ 2,519,708        $949,139

       --------------------------------------------------------

       Range of stated   1998-2030          1998 -2027
       maturities

       Number of series        31                  37
       --------------------------------------------------------

Each series of collateralized bonds may consist of various classes of bonds, either at fixed or variable rates of interest. Payments received on the loans pledged as collateral for collateralized bonds and any reinvestment income thereon are used to make payments on the collateralized bonds (see Note 3). The obligations under the collateralized bonds are payable solely from the collateral for collateralized bonds and are otherwise non-recourse to the Company. The maturity of each class is directly affected by the rate of principal prepayments on the related mortgage collateral. Each series is also subject to redemption according to specific terms of the respective indentures. As a result, the actual maturity of any class of a collateralized bonds series is likely to occur earlier than its stated maturity.

Included in the collateralized bond balance are certain bonds which were not sold, but pledged as collateral for repurchase borrowings. The amount of those repurchase agreements included in collateralized bonds was $366,689 and $102,027 at December 31, 1996 and 1995, respectively. These amounts are recourse to the Company.

The variable rate classes are based on 1-month London InterBank Offered Rate (LIBOR). The average effective rate of interest expense for collateralized bonds was 6.5%, 7.2% and 8.3% for the years ended December 31, 1996, 1995 and 1994, respectively.

NOTE 7 - REPURCHASE AGREEMENTS

The Company utilizes repurchase agreements to finance certain of its investments. These repurchase agreements are generally recourse to the Company. These repurchase agreements bear interest at rates indexed to LIBOR and may be secured by adjustable-rate mortgage securities, fixed-rate mortgage securities, loans held for securitization and certain other mortgage securities. At December 31, 1996, substantially all repurchase agreements had maturities within thirty days. If the counterparty to the repurchase agreement fails to return the collateral, the ultimate realization of the security by the Company may be delayed or limited.

The excess market value of the mortgage assets securing the Company's repurchase obligations at December 31, 1996 did not exceed 10% of shareholders' equity for any of the individual counterparties with whom the Company had contracted these agreements.

The following table summarizes the Company's repurchase agreements outstanding and the weighted average annual rate for these agreements at December 31, 1996 and 1995:

----------------------------------------------------------
                                    Weighted
                         Amount     Average     Market
                         Outstanding Annual      Value of
                                      Rate      Collateral
----------------------------------------------------------
December 31, 1996:
Repurchase agreements
secured by:
  Adjustable-rate        $717,232     5.82%     $ 757,389
mortgage securities
  Fixed-rate mortgage      26,297     5.81%        28,502
securities
  Other mortgage           12,919     5.96%        20,134
securities
----------------------------------------------------------
                         $756,448               $ 806,025

----------------------------------------------------------

December 31, 1995:
Repurchase agreements
secured by:
  Adjustable-rate        $1,951,492   5.80%     $2,040,425
mortgage securities
  Fixed-rate mortgage      24,165     6.03%        34,582
securities
  Other mortgage            7,701     6.12%        32,202
securities
----------------------------------------------------------
                         $1,983,358             $2,107,209
----------------------------------------------------------

NOTE 8 - NOTES PAYABLE

The following table summarizes amounts outstanding under the below referenced notes payable facilities and the weighted average annual rate of these facilities at December 31, 1996 and 1995:

-------------------------------------------------------
                                    Weighted  Carrying
                       Amount       Average   Value
                       Outstanding  Annual    of
                                      Rate    Collateral
-------------------------------------------------------
December 31, 1996:
Secured:
 Loans held for          $119,500      6.98%  $235,845
securitization
 Other portfolio           11,583      7.87%    33,319
assets

Unsecured:
  Series A 9.56%            9,000      9.56%         -
senior notes
  Series B 10.03%          35,000     10.03%         -
senior notes
  Acquisition notes           841      8.00%         -
due 1997-1999
  Acquisition notes         1,200      8.73%         -
due 1999-2001
-------------------------------------------------------
                         $177,124            $269,164
-------------------------------------------------------
December 31, 1995:
Secured:
  Loans held for         $105,681      5.68%  $153,298
securitization

Unsecured:
  Series A 9.56%           12,000      9.56%         -
senior notes
  Series B 10.03%          35,000     10.03%         -
senior notes
  Acquisition notes         1,360      8.00%         -
due 1997-1999
-------------------------------------------------------
                         $154,041            $153,298
-------------------------------------------------------


Secured. At December 31, 1996, the Company had three credit facilities aggregating $500,000 to finance the funding of loans, of which $350,000 expires in 1997 and $150,000 expires in 1998. The interest rates on these facilities range from 1-month LIBOR plus 1% to 1-month LIBOR plus 1.375%. The contractual rates paid on these facilities may be reduced by credits for compensating cash balances. One of these facilities includes a sub-agreement which allows the Company to borrow up to $30,000 unsecured for working capital purposes. The Company expects that these credit facilities will be renewed, if necessary, at their respective expiration dates, although there can be no assurance of such renewal.

Unsecured. The Company's Series A 9.56% senior notes are payable in annual installments through 1999. The Company's Series B 10.03% senior notes are payable in annual installments through 2001. The Company also issued various unsecured notes payable in conjunction with the acquisition of a multi-family mortgage broker (see Note 10) and the acquisition of a single-family mortgage servicer which was sold in 1996 along with the single-family mortgage operations (see Note 11). The aggregate principal payments due under the unsecured notes for the next five years after December 31, 1996 are $3,406, $12,156, $12,695, $8,894 and $8,894.

NOTE 9 - ADDITIONAL INFORMATION ABOUT FINANCIAL INSTRUMENTS

The following table presents the carrying values and estimated fair values of the Company's recorded financial instruments, as well as information about certain specific off-balance sheet financial instruments as of December 31, 1996 and 1995:

-------------------------------------------------------------------------
                                 1996                     1995
-------------------------------------------------------------------------
                       Notional                 Notional
                       Amount Cost     Fair     Amount Cost     Fair
                              Basis    Value           Basis    Value
-------------------------------------------------------------------------
Recorded financial
instruments:

Assets:
  Collateral for       $  -   $2,628,288 $2,699,687 $ -   $1,010,59 $1,028,935
  collateralized
  bonds
  Mortgage                 -   882,615  889,542     --     2,148,759 2,145,670
  securities
  Interest rate cap    1,499,00 19,025    5,102 1,575,000   23,752    3,746
  agreements
  Loans held for           -   265,537    277,710     --     220,048  223,451
  securitization
  Other portfolio          -   96,236    98,378     --       27,585   27,585
  assets
  Cash                     -   11,396     11,396     --       22,229   22,229
Liabilities:
  Collateralized           -  2,519,708  2,519,708   --      949,139  949,139
  bonds
  Repurchase               -  756,448   756,448     --       1,983,358 1,983,358
  agreements
  Notes payable            -  177,124   177,124     --       154,041  154,041

Off-balance sheet financial instruments:

Financial futures contracts:
  Repurchase               -        -        -    1,000,000   --    (107)
  agreements
  Loans held for       78,170       -      515    274,700     --    (628)
  securitization
Options on futures
contracts:
  Repurchase               -        -        -   2,130,000   --       46
  agreements
  Loans held for       100,000      -     (55)   30,000      --      (2)
  securitization
Interest rate swap
agreements:
  Mortgage securities  1,020,000    -  (1,177)    1,020,000   --    4,882
  Collateralized       432,801      -      334    207,094     --  (3,898)
  bonds
Forward delivery contracts:
  Loans held for       76,280       -      293        -       --       --
  securitization
Commitments to fund    536,931      -  554,582    954,900     --  985,200
loans
-------------------------------------------------------------------------

The estimated fair values of financial instruments have been determined using available market information and appropriate valuation methodologies. However, a degree of judgment is necessary in evaluating market data and forming these estimates.

Recorded Financial Instruments. The carrying amount of cash and liabilities considered to be financial instruments approximates fair value at December 31, 1996 and 1995. As discussed in Note 2, the fair value of mortgage securities is based on actual dealer price quotes, or by determining the present value of the projected net cash flows using appropriate discount rates and prepayment assumptions.

The Company has purchased over the past four years LIBOR and One-year Constant Maturity Treasury Index (CMT) based interest rate cap agreements to limit its exposure to the lifetime interest rate caps on certain of its adjustable-rate mortgage securities and collateral for collateralized bonds. Under these agreements, the Company will receive additional cash flow should the related index increase above the contracted rates. Contract rates on these cap agreements range from 8.0% to 11.5%, with expiration dates ranging from 1999 to 2004.

Off-Balance Sheet Financial Instruments. The Company may engage in derivative financial instrument activities for the purpose of interest rate risk management. As of December 31, 1996, all of the Company's derivative financial instruments were for purposes other than trading. The Company has credit risk to the extent that the counterparties to the derivative financial instruments do not perform their obligation under the agreements. If one of the counterparties does not perform, the Company would not receive the cash to which it would otherwise be entitled under the conditions of the agreement.

The Company may utilize Eurodollar financial futures and options contracts to moderate the risks inherent in the financing of its mortgage securities with floating rate repurchase agreements. The Company utilizes these instruments to synthetically lengthen the terms of the repurchase agreement financing, generally from one month to three and six months. Under these contracts, the Company will receive additional cash flow if the related Eurodollar index increases above the contracted rates. The Company will pay additional cash flow if the related Eurodollar index decreases below the contracted rates. As of December 31, 1996, the Company had no such financial futures or option contracts. As of December 31, 1995, the Company had contracts with a notional value of $3,130,000 with contract rates ranging from 5.0% to 5.4%.

The Company may enter into various interest rate swap agreements to limit its exposure to changes in financing rates of certain mortgage securities. The Company has entered into a series of interest rate swap agreements which effectively caps the increase in borrowing costs in any six-month period to 1% for $1,020,000 notional amount of short-term borrowings. Pursuant to the terms of this agreement, the Company pays the lesser of current 6-month LIBOR, or 6-month LIBOR in effect 180-days prior plus 1%, and receives current 6-month LIBOR. These agreements expire in 2001. The Company has also entered into a 5-year amortizing interest rate swap agreement related to variable-rate collateralized bond classes with a remaining notional of $178,045. Under the terms of this agreement, the Company receives 1-month LIBOR and pays 6.15%. This agreement expires in 2000. The Company entered into a 7-year amortizing interest rate swap agreement with remaining notional of $254,756 related to prime-based loans financed with LIBOR-based variable-rate collateralized bonds. Under the terms of the agreement, the Company receives 1-month LIBOR plus 2.65% and pays 1-month average prime in effect 3 months prior.

Forward delivery contracts and financial futures and options contracts are used to reduce exposure to the effect of changes in interest rates on funded mortgage loans, as well as those mortgage loans which the Company has committed to fund. As of December 31, 1996, the Company had entered into commitments to fund multi-family mortgage loans of $521,684 and manufactured housing loans of $15,247. The multi-family commitments had original terms of not more than 27 months. The manufactured housing commitments generally had original terms of not more than 60 days. The Company has deferred net hedging gains of $2,022 at December 31, 1996 and deferred net hedging losses of $16,647 at December 31, 1995 related to these positions.

NOTE 10 - ACQUISITION

On August 30, 1996, the Company  acquired  Multi-Family  Capital  Markets,  Inc.
(MCM), which specializes in the sourcing, underwriting and closing of multi-family loans secured by first liens on apartment properties that have qualified for low income housing tax credits. The Company acquired all of the outstanding stock and assets of MCM for $4,000. Of this amount, $2,800 was paid in cash with the remaining $1,200 paid through the issuance of notes to the sellers, due in installments through September 1, 1999 and September 1, 2001. The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the assets and liabilities acquired based on their estimated fair values as of the date of acquisition. MCM's results of operations are not material to the Company's consolidated financial statements and proforma financial information has therefore not been presented.

NOTE 11 - SALE OF SINGLE-FAMILY MORTGAGE OPERATIONS

On May 13, 1996, the Company sold its single-family correspondent, wholesale and servicing operations (collectively, the single-family mortgage operations) to Dominion Mortgage Services, Inc. (Dominion), a wholly-owned subsidiary of Dominion Resources, Inc. (NYSE: D). The purchase price was $67,958 for the stock and assets of the single-family mortgage operations. The terms of the purchase included an initial cash payment of $20,458, with the remainder of the purchase price paid in five annual installments of $9,500 beginning January 2, 1997, pursuant to a note agreement. The note bears interest at a rate of 6.50%. The terms of the sale generally prohibit the Company from acquiring single-family, non-conforming residential mortgages through either correspondent relationships or a wholesale network for a period of five years. As a result of the sale, the Company recorded a net gain of $17,285. Such amount includes a provision of approximately $31,000 for possible losses on securitized single-family loans where the Company, which performed the servicing of such loans prior to the sale, has retained a portion of the credit risk on these loans.

NOTE 12 - PREFERRED STOCK

The following table presents a summary of the Company's issued and outstanding preferred stock:

----------------------------------------------------------
                                   Liquidation Dividends
                                   Preference  Per Share
                                   Per        1996   1995
                                   Share
----------------------------------------------------------

Series A 9.75% Cumulative            $24.00  $2.375 $1.170
Convertible Preferred Stock
Series B 9.55% Cumulative             24.50   2.375 0.423
Convertible Preferred Stock
Series C 9.73% Cumulative             30.00   0.600     -
Convertible Preferred Stock
----------------------------------------------------------

The Company is authorized to issue up to 50,000,000 shares of preferred stock. For all series issued, dividends are cumulative from the date of issue and are payable quarterly in arrears. The dividends are equal, per share, to the greater of (i) the per quarter base rate of $0.585 for Series A and Series B, and $0.73 for Series C , or (ii) the quarterly dividend declared on the Company's common stock. Each share of Series A, Series B and Series C is convertible at any time at the option of the holder into one share of common stock. Each series is redeemable by the Company, in whole or in part, (i) for one share of common stock, plus accrued and unpaid dividends, provided that for 20 trading days within any period of 30 consecutive trading days, the closing price of the common stock equals or exceeds the issue price, or (ii) for cash at the issue price, plus any accrued and unpaid dividends beginning after June 30 and October 31, 1998 for Series A and B, respectively and September 30, 1999 for Series C. Series C was issued in October 1996 with proceeds of $52,740 net of issuance costs.

In the event of liquidation, the holders of all series of preferred stock will be entitled to receive out of the assets of the Company, prior to any such distribution to the common shareholders, the issue price per share in cash, plus any accrued and unpaid dividends.

NOTE 13 - STOCK INCENTIVE PLAN

Pursuant to the Company's  1993 Stock  Incentive  Plan (the  Employee  Incentive
Plan), the Compensation Committee of the Board of Directors may grant to eligible employees of the Company, its subsidiaries and affiliates for a period of ten years beginning June 17, 1993, stock options, stock appreciation rights
(SARs) and restricted stock awards. An aggregate of 675,000 shares of common stock are available for distribution pursuant to stock options, SARs and restricted stock. The shares of common stock subject to any option or SAR that terminates without a payment being made in the form of common stock would become available for distribution pursuant to the Employee Incentive Plan. The
Compensation Committee of the Board of Directors may also grant dividend equivalent rights (DERs) in connection with the grant of options or SARs. These SARs and related DERs generally become exercisable as to 20 percent of the granted amounts each year after the date of the grant.

The following table presents a summary of the SARs outstanding at December 31, 1996 and 1995:

       -------------------------------------------
                               SARs    Exercise
                                         Price
       -------------------------------------------
       December 31, 1994       211,960 $8 3/4 - 29

       Granted                122,585      16 1/8
       Forfeitures            (24,973 )  17 7/8 -
                                               29
       SARs exercised          (3,062 )  17 7/8 -
                                               29
       -------------------------------------------
       December 31, 1995       306,510 $8 3/4 - 29

       Granted                  72,065 $ 20 3/4
                                         - 23 5/8
       Forfeitures             (11,517  16 1/8 -
                                           20 3/4
       SARs exercised          (16,114   8 3/4 -
                                           17 7/8
       Terminated at sale of
       single-family          (67,035 )  8 3/4 - 29
            mortgage
       operations
       -------------------------------------------
       December 31, 1996       283,909 $12 3/4 -
                                               29
       -------------------------------------------

The Company expensed $1,664, none and $8 for SARs and DERs during 1996, 1995 and 1994, respectively. There were no stock options outstanding as of December 31, 1996 and 1995. The number of SARs vested and exercisable at December 31, 1996 and 1995 was 106,807 and 94,000, respectively.

In 1995, the Company adopted a Stock Incentive Plan for its Board of Directors (the Board Incentive Plan) with terms similar to the Employee Incentive Plan. On May 1, 1995, the date of the initial date of grant under the Board Incentive Plan, each member of the Board of Directors was granted 7,000 SARs. Each Board member subsequently received a grant of 1,000 SARs on May 1, 1996 and will receive an additional grant of 1,000 SARs on May 1, 1997 and 1998, respectively. The SARs granted on May 1, 1995 will become exercisable as to 33 1/3% of the granted amount each of the next three years. Each successive award will become exercisable as to 20% of the granted amounts each year after the date of grant. The maximum period in which any SAR may be exercised is 73 months from the date of grant. The maximum number of shares of common stock encompassed by the SARs granted under the Board Incentive Plan is 100,000. The Company expensed $163 for SARs and DERs related to the Board Incentive Plan during 1996. There was no such expense recorded for 1995. The number of SARs vested and exercisable at December 31, 1996 was 9,324. There were no SARs vested and exercisable at December 31, 1995.

NOTE 14 - EMPLOYEE SAVINGS PLAN

The Company provides an employee savings plan under Section 401(k) of the Internal Revenue Code. The employee savings plan allows eligible employees to defer up to 12% of their income on a pretax basis. The Company matched the employees' contribution, up to 6% of the employees' income. The Company may also make discretionary contributions based on the profitability of the Company. The total expense related to the Company's matching and discretionary contributions in 1996, 1995 and 1994 was $248, $136 and $331, respectively. The Company does not provide post employment or post retirement benefits to its employees.

NOTE 15 - CONTINGENCIES

The Company makes various representations and warranties relating to the sale or securitization of mortgage loans. To the extent the Company were to breach any of these representations or warranties, and such breach could not be cured within the allowable time period, the Company would be required to repurchase such mortgage loans, and could incur losses. In the opinion of management, no material losses are expected to result from any such representations and warranties.

In connection with the sale of its single-family mortgage operations, the Company has indemnified the purchaser for a period of up to five years for various representations and warranties made as part of the sale. One of the companies included in the sale has been named in a lawsuit seeking class action status regarding violations of the Real Estate Settlement and Procedures Act (RESPA). The lawsuit alleges that this entity violated RESPA by payment of premiums to wholesale brokers for sourcing single-family mortgage loans with above market rates. The plaintiffs seek compensatory and punitive damages. Pursuant to the terms of the sale, the Company has indemnified the purchaser against any such violations of RESPA on loans funded through May 13, 1996. While the ultimate outcome of this action cannot be presently determined, management believes that the ultimate settlement of the case will not have a material adverse impact on the Company's financial condition. Additionally, the Company believes that any other matters arising as a result of the indemnifications made at the time of the sale will not have a material adverse effect on the Company's financial condition.

As of December 31, 1996, the Company is obligated under noncancelable leases with expiration dates through 2003. The future minimum lease payments under these noncancelable leases are as follows: 1997--$721; 1998--$825; 1999--$787; 2000--$582; 2001--$600; and thereafter--$1,254.

NOTE 16 - SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION


--------------------------------------------------------
                                  Year Ended December
                                          31,
                                 1996   1995     1994
--------------------------------------------------------
Supplemental disclosure of cash flow information:
Cash paid for interest          $228,969 $210,638 $177,943
--------------------------------------------------------
Supplemental disclosure of non-cash activities:
Purchase of collateral for      $         $       $
collateralized bonds                --      --     (54,204)
Assumption of collateral for        --      --      52,314
collateralized bonds
--------------------------------------------------------
Purchase of  collateral for
collateralized bonds, net          $  --   $    --    $(1,890)
--------------------------------------------------------

                         INDEPENDENT AUDITORS' REPORT




The Board of Directors
Resource Mortgage Capital, Inc.:


We have audited the accompanying consolidated balance sheets of Resource Mortgage Capital, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Resource Mortgage Capital, Inc. as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                          KPMG PEAT MARWICK LLP


Richmond, Virginia
February 4, 1997